UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2001

WALKER INTERACTIVE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-19872	95-2862954
(Commission File Number)	(IRS Employer Identification Number)

303 Second Street
San Francisco, California    94107
(Address of principal executive offices including zip code)

(415) 495-8811
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On March 5, 2001, the Company announced that its common stock was removed from the Nasdaq National Market and immediately became eligible for trading on the OTC Bulletin Board under the symbol "WALK". Nasdaq's decision to delist the Company's common stock from the Nasdaq National Market was based on the Company's net tangible assets as defined by Nasdaq, falling below the required $4,000,000 minimum requirement.

The foregoing is discussed in greater detail in the Company's press release, copies of which are attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No	Description
99.1	Press Release dated March 5, 2001

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

WALKER INTERACTIVE SYSTEMS, INC.

By:	/s/ Stanley V. Vogler

Stanley V. Vogler
Chief Financial Officer

Dated: March 8, 2001

EXHIBIT INDEX

Exhibit No	Description
99.1	Press Release dated March 5, 2001